EXHIBIT 3.2

BYLAWS OF AXON ENTERPRISE, INC.,
a Delaware corporation

Amended and restated as of December 20, 2023

TABLE OF CONTENTS

Article I: OFFICES5

Section 1.01.Registered Office.5

Section 1.02.Other Offices.5

Article II: MEETINGS OF STOCKHOLDERS5

Section 2.01.Place of Meetings.5

Section 2.02.Time of Meetings.5

Section 2.03.Annual Meetings.5

Section 2.04.Special Meetings.11

Section 2.05.Purpose of Special Meeting.11

Section 2.06.Notice of Meetings.11

Section 2.07.Waiver of Notice.11

Section 2.08.Quorum; Adjournment.12

Section 2.09.Vote Required.12

Section 2.10.Voting Rights.13

Section 2.11.Proxies.13

Section 2.12.Action in Writing.;13

Section 2.13.Stockholder Nominations Included in the Corporation’s Proxy Statement.16

Section 2.14.Closing of Books; Record Date.22

Section 2.15.Conduct of the Meetings; Organization22

Article III: DIRECTORS24

Section 3.01.General Powers.24

Section 3.02.Number and Qualification.24

Section 3.03.Election and Term of Office.24

Section 3.04.Vacancies.24

Section 3.05.Meetings.24

Section 3.06.Committees.25

Section 3.07.Telephone Conference Meetings.26

Section 3.08.Compensation.26

Section 3.09.Limitation of Director Liability.26

Section 3.10.Resignation and Removal.26

Article IV: OFFICERS26

Section 4.01.Selection: Qualifications.26

Section 4.02.Salaries.27

Section 4.03.Term of Office.27

Section 4.04.Chair of the Board.27

Section 4.05.Chief Executive Officer.27

Section 4.06.President.27

Section 4.07.Vice-Presidents.27

Section 4.08.Secretary and Assistant Secretary.27

Section 4.09.Chief Financial Officer.28

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Article V: CERTIFICATES FOR SHARES28

Section 5.01.Issuance of Shares and Fractional Shares.28

Section 5.02.Form of Certificate.28

Section 5.03.Facsimile Signatures.29

Section 5.04.Lost, Stolen, or Destroyed Certificates.29

Section 5.05.Transfers of Stock.29

Section 5.06.Uncertificated Shares.29

Section 5.07.Closing of Transfer Books: Record Date.29

Section 5.08.Registered Stockholders.30

Section 5.09.Stock Options and Agreements.30

Article VI: DIVIDENDS30

Section 6.01.Method of Payment.30

Section 6.02.Closing of Books: Record Date.30

Section 6.03.Reserves.30

Article VII: CHECKS30

Article VIII: CORPORATE SEAL30

Article IX: FISCAL YEAR31

Article X: AMENDMENTS31

Article XI: BOOKS AND RECORDS31

Section 11.01.Books and Records.31

Section 11.02.Computerized Records.31

Section 11.03.Examination by Stockholders.31

Article XII: LOANS AND ADVANCES31

Section 12.01.Loans, Guarantees, and Suretyship.31

Section 12.02.Advances to Officers, Directors, and Employees.32

Article XIII: INDEMNIFICATION32

Section 13.01.Directors and Officers32

Section 13.02.Employees and Other Agents32

Section 13.03.Good Faith.33

Section 13.04.Advances of Expenses33

Section 13.05.Enforcement33

Section 13.06.Non-Exclusivity of Rights34

Section 13.07.Survival of Rights34

Section 13.08.Insurance34

Section 13.09.Amendments34

Section 13.10.Savings Clause34

Section 13.11.Certain Definitions34

Section 13.12.Notification and Defense of Claim35

Section 13.13.Exclusions36

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Section 13.14.Subrogation36

Article XIV: EXCLUSIVE FORUM36

Section 14.01.Exclusive Forum36

Article XV: DEFINITIONS AND USAGE37

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BYLAWS OF AXON ENTERPRISE, INC.

Article I: OFFICES
Section 1.01.Registered Office.

The registered office of Axon Enterprise, Inc. (the “Corporation”) in the State of Delaware shall be that set forth in the Certificate of Incorporation or in the most recent amendment of the Certificate of Incorporation or in a certificate prepared by the Board of Directors and filed with the Secretary of State of Delaware changing the registered office.

Section 1.02.Other Offices.

The Corporation may also have offices and places of business at such other places of business both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II: MEETINGS OF STOCKHOLDERS
Section 2.01.Place of Meetings.

All meetings of the stockholders of the Corporation shall be held at such place, if any, within or without the State of Delaware, or by such means of remote communications, as shall be stated by the Board of Directors in the notice of the meeting. In the absence of designation otherwise, meetings shall be held at the principal executive offices of the Corporation in the State of Arizona.

Section 2.02.Time of Meetings.

The Board of Directors shall designate the time and day for each meeting. In the absence of such designation, all meetings of the stockholders shall be held at 1:00 p.m., Mountain Time.

Section 2.03.Annual Meetings.
Section 2.03-a.  Business to be Transacted. Except as otherwise required by law or regulation, no business (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the stockholders at an annual meeting of the stockholders unless such business is (i) specified in the Corporation’s notice of meeting (or any supplement thereto); (ii) properly brought before the meeting by or at the direction of the Board of Directors; (iii) properly brought before the meeting by a stockholder who (A) is a stockholder of record at the time of delivering the notice provided for in this Section 2.03-a and at the time of the applicable meeting, (B) shall be entitled to vote at the meeting and (C) complies with the requirements set forth in these Bylaws (including this Section 2.03-a); or (iv) properly brought before the meeting by a Proposing Stockholder (as defined below) pursuant to Section 2.13.
(a)	For business (including the nomination of any person to be elected as a director of the Corporation) to be properly brought by a stockholder before an annual meeting of the stockholders pursuant to clause (iii) of this Section 2.03-a, such business must constitute a proper matter for stockholder action and such stockholder must deliver notice of such business in proper written form to the Secretary at the Corporation’s principal executive offices no later than the close of business on the ninetieth (90th) day nor earlier than the one-hundred-and-twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered no later than the later of (A) the ninetieth (90th) day prior to the date of such annual meeting and (B) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. To be in proper written form, a stockholder’s notice must set forth in writing:
(1)	as to any business that the stockholder proposes to bring before the meeting other than a nomination of any person to be elected as a director of the Corporation:

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(i)a brief description of the business desired to be brought before the meeting of stockholders;
(ii)the text of the proposal or business (including the exact text of any proposal to be presented for consideration and, in the event that such business includes a proposal to amend any incorporation document, including, but not limited to, the Certificate of Incorporation or these Bylaws, the language of the proposed amendment);
(iii)the reasons for conducting that business at the meeting (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the Securities and Exchange Commission (the “SEC”)); and
(iv)a complete and accurate description of any material interest in such business of the stockholder giving notice and (a) any person who is a member of a “group” (as such term is used in Rule 13d‑5 of the Securities Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, in each case, as may be amended from time to time, the “Exchange Act”) with or otherwise acting in concert with such stockholder, (b) any beneficial owner of shares of capital stock of the Corporation on whose behalf the proposal is being made (other than a stockholder that is a depositary) and (c) any affiliate or associate of or any person directly or indirectly controlling, controlled by or under common control with such stockholder or any such beneficial owner, to the extent not inconsistent with applicable law or the Corporation’s corporate governance guidelines (the persons described in clauses (a) through (c) are hereinafter collectively referred to as “Stockholder Associated Persons”), individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person of such stockholder therefrom;
(2)	with respect to each stockholder giving notice:
(i)whether the stockholder is giving notice on behalf of one or more beneficial owners of any capital stock of the Corporation;
(ii)the name and address (as they appear on the records of the Corporation), business address and telephone number, and residence address and telephone number of such stockholder and any Stockholder Associated Person of such stockholder;
(iii)(1) the class and series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such stockholder and each Stockholder Associated Person of such stockholder, (2) the nominee holder for, and number of, any shares owned beneficially but not of record by such stockholder or Stockholder Associated Person, (3) the dates any such shares of the Corporation were acquired, (4) the investment intent of such acquisition and (5) evidence of such beneficial or record ownership;
(iv)a complete and accurate description of any instrument, agreement, arrangement, or understanding (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk, or benefit from changes in the price of any class or series of shares of capital stock of the Corporation, to transfer to or from any person, in whole or in part, any of the economic consequences of ownership of any class or series of shares of capital stock of the Corporation, to maintain, increase, or decrease the voting power of any person with respect to any class or series of shares of capital stock of the Corporation, or to provide any person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit

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economically from, any increase or decrease in the value of any class or series of shares of capital stock of the Corporation (collectively, “Derivative Instruments”) owned, held or entered into by such stockholder or any Stockholder Associated Person of such stockholder;
(v)a complete and accurate description of any agreement, arrangement or understanding pursuant to which such stockholder or any Stockholder Associated Person of such stockholder has received any financial assistance, funding or other consideration from any other person with respect to the investment by such person in the Corporation;
(vi)a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such stockholder or any Stockholder Associated Person of such stockholder may be entitled as a result of any increase or decrease in the value of any shares of capital stock of the Corporation or any Derivative Instruments;
(vii)a complete and accurate description of all agreements, arrangements and understandings between or among such stockholder, any Stockholder Associated Person of such stockholder and any other person (naming each such person) in connection with or related to the proposed business to be brought at the meeting, including without limitation (A) any proxy, contract, arrangement, understanding or relationship pursuant to which such person has the right to vote any shares of capital stock of the Corporation; and (B) any other agreements that would be required to be disclosed by such person or any other person pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving notice or any Stockholder Associated Person of such stockholder or other person);
(viii)a representation from such stockholder as to whether such stockholder or any beneficial owner on whose behalf such stockholder is acting intends or is part of a group (providing the name and address of each participant) which intends (1) to deliver a proxy statement to and/or form of proxy from holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each proposed nominee, (2) otherwise to solicit proxies in support of such proposed nomination or other business, and/or (3) to solicit the holders of the Corporation’s shares in accordance with Rule 14a-19 under the Exchange Act; and
(ix)a representation from such stockholder that such stockholder (1) is, and will at the time of such meeting, be a holder of record of shares of the Corporation entitled to vote at such meeting, (2) intends to vote such shares at such meeting, and (3) intends to appear in person at, or send a Qualified Representative (as such term is defined in Section 2.15(d)) to appear at, such meeting to make such proposed nomination or present such other proposed business, as applicable, before such meeting;
(3)	as to a nomination of persons for election to the Board of Directors, with respect to each person nominated by the stockholder to be elected or re-elected as a director, if any:
(i)the proposed nominee’s name, business address and telephone number, and residence address and telephone number;
(ii)the principal occupation or employment of such proposed nominee;
(iii)(1) the class and series and the number of shares, if any, of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by the proposed nominee, (2) the nominee holder for, and number of, any shares owned beneficially but not of record by such proposed nominee, (3) the dates any such shares of the Corporation were acquired,

Bylaws - Axon Enterprise, Inc.

(4) the investment intent of such acquisition, (5) evidence of such beneficial or record ownership, and (6) any Derivative Instruments owned, held or entered into by such proposed nominee; and
(iv)a completed director’s and officer’s questionnaire in the form provided by the Corporation (which form the stockholder giving notice shall request in writing from the Secretary and which the Secretary shall provide to the stockholder within ten (10) days of receiving such request) and signed by each proposed nominee;
(4)	all information relating to such stockholder, any Stockholder Associated Person of such stockholder or such nomination or proposal of other business that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for such nomination or proposal, or is other required, pursuant to Regulation 14A under the Exchange Act; and
(5)	a completed written representation and agreement in the form required by the Corporation (which form the stockholder giving notice shall request in writing from the Secretary and which the Secretary shall provide to the stockholder within ten (10) days of receiving such request) and signed by, as applicable, the stockholder giving notice, each proposed nominee (if any) and any other person by whom or on whose behalf the nomination is being made that:
(i)each of the applicable persons (including the proposed nominee and the stockholder giving notice) will update and supplement the information described in this Section 2.03-a, as applicable, in accordance with Section 2.03-a(b)(1);
(ii)each of the applicable persons (including the proposed nominee and the stockholder giving notice) will provide to the Corporation such other information and certifications as it may reasonably request, including any information required or requested by the Corporation’s subsidiaries, or required, requested or expected by any regulator or other governmental authority;
(iii)each of the applicable persons (including the proposed nominee and the stockholder giving notice) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;
(iv)each of the applicable persons (including the proposed nominee and the stockholder giving notice) agrees to comply with all applicable law, rules and regulations in connection with the nomination, solicitation and election, as applicable (including Rule 14a-19 under the Exchange Act);
(v)the proposed nominee will comply with the Corporation’s processes for evaluating any person being considered for nomination to the Board of Directors, including, at the reasonable request of the Nominating and Governance Committee of the Board of Directors, meet with such Committee to discuss matters relating to the nomination of such proposed nominee to the Board of Directors, including the information provided by such proposed nominee to the Corporation in connection with such proposed nominee’s nomination and such proposed nominee’s eligibility to serve as a member of the Board of Directors;
(vi)the proposed nominee, if elected to serve as a member of the Board of Directors, (1) agrees to comply with applicable state and federal law (including applicable fiduciary duties under state law), the rules of any stock exchange on which any shares of capital stock of the Corporation are traded, and all of the Corporation’s corporate governance, ethics, conflict

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of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors and (2) would be in compliance with any such policies and guidelines that have been publicly disclosed;
(vii)the proposed nominee is not and will not become a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (2) any agreement, arrangement or understanding with any person as to how the proposed nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (3) any Voting Commitment that could reasonably be expected to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with fiduciary duties under applicable law;
(viii)the proposed nominee (1) intends to serve as a director for the term for which he or she is standing for election if elected to serve as a member of the Board of Director, (2) consents to the running of a background check in accordance with the Corporation’s policy for prospective directors and will provide any information requested by the Corporation that is necessary to run such background check and (3) consents to being named in any proxy statement and/or form of proxy and associated proxy card; and
(ix)neither the proposed nominee’s candidacy nor membership on the Board of Directors (if the proposed nominee is elected to serve as a member of the Board of Directors) would violate applicable state or federal law or the rules of any stock exchange on which any shares of capital stock of the Corporation are traded.
(b)	General.
(1)	Each applicable person (including the proposed nominee and the stockholder giving notice) shall update the notice delivered and information previously provided to the Corporation pursuant to this Section 2.03-a and under any questionnaire, representation or agreement, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for determining the stockholders entitled to notice of the meeting and (ii) as of the date that is ten (10) business days prior to the meeting (or any adjournment, recess or postponement thereof), and such update must be received by the Secretary at the Corporation’s principal executive offices not later than five (5) business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than eight (8) business days prior to the date of such meeting (in the case of an update required to be made as of the date that is ten (10) business days prior to such meeting or any adjournment, recess or postponement thereof).
(2)	The obligation of the stockholder giving notice, proposed nominee or other applicable person to provide information or an update pursuant to this Section 2.03-a and under any questionnaire, representation or agreement, as applicable, shall not limit the Corporation’s rights with respect to any deficiencies in any notice or information provided by such person, extend any applicable deadlines under this Section 2.03-a or enable or be deemed to permit such person to amend or update any nomination or proposal, as applicable, or to submit any new nomination or proposal, including by substituting or adding nominees or proposals, as applicable. Such stockholder may not, after the last day on which a notice would be timely under this Section 2.03-a, cure in any way any defect preventing the submission of any nomination or proposal.
(3)	The Corporation may also, as a condition of any nomination or business being deemed properly brought by a stockholder before a meeting of stockholders, require such stockholder, any proposed nominee and any other person on whose behalf the nomination is being made to furnish such other information (A) that such person has agreed to furnish under the notice provided pursuant to this Section 2.03-a and any questionnaire, representation or agreement delivered to the Corporation

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(including under any such person’s agreement to update information pursuant to Section 2.03-a(b)(1) and any representation or agreement); (B) that could (as determined by the Board of Directors or any committee thereof) be required by the Corporation to determine whether the proposed nominee would be considered “independent” as a member of the Board of Directors under any independence standards set forth in the rules and listing standards of the primary stock exchange upon which any shares of capital stock of the Corporation are traded, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on the audit committee, compensation committee or any other committee of the Board of Directors (collectively, the “Independence Standards”) or meets the requirements for membership on the Board of Directors or any committee thereof or (C) that could be material to a reasonable stockholder’s understanding of the qualifications and, fitness and/or independence, or lack thereof, of such proposed nominee.
(4)	Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, even if the Corporation has received proxies or votes in respect of such nomination (which proxies and votes shall also be disregarded). If a stockholder provides notice pursuant to Rule 14a-19(b) or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder, such stockholder must provide in writing to the Secretary, no later than seven (7) business days prior to the applicable meeting of stockholders, a written certification (and upon request by the Corporation, reasonable evidence) that it has met the applicable requirements of Rule 14a-19 under the Exchange Act.
(5)	Only persons who are nominated in accordance with the requirements set forth in the Certificate of Incorporation and these Bylaws (including in compliance with any questionnaire, representation or agreement required under these Bylaws) and in compliance with all applicable requirements of state and federal law, including the Exchange Act (including Rule 14a-19 under the Exchange Act), shall be eligible to stand for election at the applicable meeting of stockholders or serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the requirements set forth in the Certificate of Incorporation and these Bylaws (including in compliance with any questionnaire, representation or agreement required under these Bylaws) and in compliance with all applicable requirements of state and federal law, including the Exchange Act. Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business (other than the nominations of persons for election to the Board of Directors) by a stockholder pursuant to this Section 2.03-a shall be deemed satisfied if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act.
(c)	Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of capital stock entitled to vote thereon (the “Voting Stock”), voting together as a single class, shall be required to amend or repeal, or to adopt a provision inconsistent with, this Section 2.03-a.
Section 2.03-b.  Date and Time. Annual meetings of stockholders shall be held at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting.
Section 2.03-c.  Election of Directors. At each annual meeting of stockholders, the stockholders, voting as provided in the Certificate of Incorporation or in these Bylaws, shall elect directors to succeed directors whose terms are expiring, each such director to hold office until the annual meeting of stockholders after his or her election and until

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his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.

Section 2.04.Special Meetings.
(a)	Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by these Bylaws or the Certificate of Incorporation, may only be called by (i) the Chair of the Board; (ii) the Chief Executive Officer; (iii) the Secretary upon receipt by the Secretary of a valid request (a “Special Meeting Request”) from the holder(s) (each, a “Requesting Stockholder”) of twenty-five percent (25%) or more of the Voting Stock (the “Special Meeting Requisite Percentage”); or (iv) the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.
(b)	To be in proper form, a Special Meeting Request shall be in writing and: (1) state the purpose or purposes of the proposed meeting; (2) comply with the requirements under Section 2.03-a; (3) include documentary evidence that such Requesting Stockholder owns in the aggregate not less than Special Meeting Requisite Percentage as of the date of such Special Meeting Request (provided that, if any Requesting Stockholder is not the record holder of any shares representing the Special Meeting Requisite Percentage, then, to be valid, such Special Meeting Request must also include documentary evidence of such Requesting Stockholder’s authority to execute the Special Meeting Request on behalf of one or more record holder(s)); and (4) any other information reasonably requested by the Corporation.
Section 2.05.Purpose of Special Meeting.

Business transacted at any special meeting of the stockholders shall be limited to the matters stated in the notice of such meeting.

Section 2.06.Notice of Meetings.

Notice of stockholder meetings shall be in writing. Such notice shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice may be delivered personally, mailed, postage prepaid, or, to the extent permitted by applicable law, sent by electronic transmission to each stockholder of record entitled to vote at such meeting pursuant to Section 2.14 not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to such stockholder at his or her address as it appears upon the records of the Corporation, and shall be deemed given on the date that such notice is deposited in the mail for transmission to such stockholder. If sent by electronic transmissions, it shall be directed to the stockholder’s email address as it appears on the Corporation’s records or sent by such other form of electronic transmission consented to by the stockholder in accordance with law, and shall be deemed given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Personal delivery of any such notice to a corporation, an association, or a partnership shall be accomplished by personal delivery of such notice to any officer of a corporation or an association or to any member of a partnership.

Section 2.07.Waiver of Notice.

Whenever notice is required to be given to stockholders by applicable law or under any provision of the Certificate of Incorporation or these Bylaws, such notice may be waived before, at, or after the time stated therein in a writing signed by the stockholder entitled to notice thereof or by electronic transmission from such stockholder. Such waiver shall be filed with the Secretary or entered upon the records of the meeting. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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Section 2.08.Quorum; Adjournment.
(a)	The holders of a majority of the Voting Stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of all business at meetings of the stockholders, except as may be otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. The Board of Directors or the person presiding at the applicable meeting may adjourn the meeting to another time or place, if any, for any reason or no reason, whether or not a quorum is present and without the approval of the stockholders who are present in person or represented by proxy and entitled to vote at such meeting, and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made or are provided in any other manner permitted by applicable law; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment the Board of Directors fixes a new record date for determining the stockholders entitled to vote at the adjourned meeting of stockholders, then a notice of the adjourned meeting shall be given pursuant to Section 2.06. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the original meeting. If a quorum is present when a duly called or held meeting is convened, the stockholders present in person or represented by proxy may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders originally present in person or by proxy to leave less than a quorum.
(b)	To the fullest extent provided by law, the Board of Directors may postpone, reschedule or cancel any previously scheduled annual or special meeting of stockholders (including any special meeting requested by a Requesting Stockholder) at any time before such meeting has been convened.
(c)	In no event shall any adjournment or postponement of a meeting of the stockholders (whether or not already publicly noticed) or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to Section 2.03-a.
Section 2.09.Vote Required.

When a quorum is present or represented at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. Except as otherwise required by law or by the Certificate of Incorporation, each person nominated to be elected as a director shall be elected by a majority of the votes properly cast “for” and “against” such nominee’s election; provided, however, that in a Contested Election, each person nominated to be elected as a director shall be elected by a plurality of the votes properly cast. If an incumbent director receives less than a majority of the votes cast with respect to such director’s election in an Uncontested Election, such director shall promptly tender his or her resignation to the Nominating and Corporate Governance Committee. No later than ninety (90) days following the receipt of any such tendered resignation, (A) the Board of Directors shall, taking into account any recommendation by the Nominating and Corporate Governance Committee, take formal action with respect thereto (which action may include accepting or rejecting such tendered resignation, or taking other action considered appropriate) and (B) the Corporation shall publicly disclose the Board of Directors’ decision and, in the event that the Board of Directors does not accept such tendered resignation, the rationale for such decision. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. The Nominating and Corporate Governance Committee, in making any recommendation under this Section 2.09, and the Board of Directors, in making any decision under this Section 2.09, may consider any factors or other information they consider appropriate or relevant. If the Board of Directors accepts a tendered resignation pursuant to this Section 2.09, then the Board of Directors may fill the resulting vacancy or the Board of Directors may decrease the size of the Board of Directors, in each case, pursuant to Article 5 of the Certificate of Incorporation.

Bylaws - Axon Enterprise, Inc.

“Contested Election” shall mean any election for directors in which the number of nominees for director exceeds the number of board seats open for election. “Uncontested Election” shall mean any election for directors other than a Contested Election.

Section 2.10.Voting Rights.

Except as may be otherwise required by law or the Certificate of Incorporation or these Bylaws, every stockholder of record of the Corporation shall be entitled at each meeting of the stockholders to one vote for each share of capital stock of the Corporation standing in his or her name on the books of the Corporation that has voting power upon the matter in question.

Section 2.11.Proxies.

At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing, signed by the stockholder, and filed with the Secretary at or before the meeting. In addition, a stockholder may cast or authorize the casting of a vote by a proxy by transmitting to the Corporation, or the Corporation’s duly authorized agent before the meeting, an appointment of a proxy by means of a telegram, cablegram, or any other form of electronic transmission, including telephonic transmission, whether or not accompanied by written instructions of the stockholder. The electronic transmission must set forth or be submitted with information from which it can be determined that the appointment was authorized by the stockholder. If it is determined that a telegram, cablegram, or other electronic transmission is valid, the inspectors of election or, if there are no inspectors, the other persons making that determination shall specify the information upon which they relied to make that determination.

An appointment of a proxy or proxies for shares held jointly by two (2) or more stockholders is valid if signed by any one of them, unless and until the Corporation receives from any one of those stockholders written notice denying the authority of such other person or persons to appoint a proxy or proxies or appointing a different proxy or proxies, in which case no proxy shall be appointed unless the instrument shall otherwise provide. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable proxy.

Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any nomination or other business must use a proxy-card color other than white, which is reserved for the exclusive use by the Board of Directors.

Section 2.12.Action in Writing.

All actions required or permitted to be taken by the holders of common stock of the Corporation may be effected by the written consent of such holders pursuant to Section 228 of the Delaware General Corporation Law; provided that no such action may be effected except in accordance with the provisions of this Section 2.12 and applicable law.

(a)	Request for Record Date. The record date for determining such stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 2.12. Any holder of common stock of the Corporation seeking to have such stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation, delivered to the Corporation and signed by holders of record at the time such notice is delivered holding shares representing in the aggregate at least twenty percent (20%) of the outstanding shares of common stock of the Corporation request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this Section 2.12. Following delivery of the notice, the Board of Directors shall, by the later of (i) twenty (20) days after delivery of a valid request to set a record date and (ii) five (5) days after delivery of any information required by the

Bylaws - Axon Enterprise, Inc.

Corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent under paragraph (c) of this Section 2.12, determine the validity of the request and whether the request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If a notice complying with the second and third sentences of this paragraph (a) has been duly delivered to the Secretary of the Corporation but no record date has been fixed by the Board of Directors by the date required by the preceding sentence, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the matter described in paragraph (f) of this Section 2.12; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(b)	Notice Requirements. Any notice required by paragraph (a) of this Section 2.12 must be delivered by the holders of record of at least twenty percent (20%) of the outstanding shares of common stock of the Corporation (with evidence of ownership attached to the notice), must describe the action proposed to be taken by written consent of stockholders and must contain (i) such information and representations, to the extent applicable, then required by these Bylaws as though such stockholder was intending to make a nomination of persons for election to the Board of Directors or to bring any other matter before a meeting of stockholders, as applicable, and (ii) the text of the proposed action to be taken (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the Bylaws of the Corporation). The Corporation may require the stockholder(s) submitting such notice to furnish such other information as may be requested by the Corporation to determine whether the request relates to an action that may be effected by written consent under paragraph (c) of this Section 2.12. In connection with an action or actions proposed to be taken by written consent in accordance with this Section 2.12, the stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, as required by Article II of these Bylaws.
(c)	Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the request for a record date for such action is delivered to the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) calendar days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election or removal of directors, was presented at a meeting of stockholders held not more than twelve (12) months before the request for a record date for such action is delivered to the Corporation, (iv) a Similar Item consisting of the election or removal of directors was presented at a meeting of stockholders held not more than ninety (90) days before the request for a record date was delivered to the Corporation (and, for purposes of this clause, the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (v) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholders meeting that has been called by the time the request for a record date is delivered to the Corporation but not yet held, (vi) such record date request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law, or (vii) sufficient written consents are not dated and delivered to the Corporation prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting.
(d)	Manner of Consent Solicitation. Holders of common stock of the Corporation may take action by written consent only if consents are solicited by the stockholder or group of stockholders seeking to take action by written consent of stockholders from all holders of capital stock of the Corporation entitled to vote on the matter and in accordance with applicable law.

Bylaws - Axon Enterprise, Inc.

(e)	Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Section 2.12, consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.
(f)	Delivery of Consents. No Consents may be dated or delivered to the Corporation or its registered office in the State of Delaware until sixty (60) days after the delivery of a valid request to set a record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of Consents, the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the election or removal of one or more members of the Board of Directors, the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consent, and such Inspectors shall discharge the functions of the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, under this Section 2.12. If after such investigation the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
(g)	Effectiveness of Consent. Notwithstanding anything in these Bylaws to the contrary, no action may be taken by written consent of the holders of common stock of the Corporation except in accordance with this Section 2.12.

If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Section 2.12, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 2.12, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to the Corporation that the Consents delivered to the Corporation in accordance with paragraph (f) of this Section 2.12, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and the Corporation’s Certificate of Incorporation and these Bylaws.

(h)	Challenge to Validity of Consent. Nothing contained in this Section 2.12 shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the

Bylaws - Axon Enterprise, Inc.

Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to prosecute or defend any litigation with respect thereto.
(i)	Board-solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Section 2.12 shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.
Section 2.13.Stockholder Nominations Included in the Corporation’s Proxy Statement.
Section 2.13-a.  Inclusion of Stockholder Nominees in the Proxy Statement.
(a)	Subject to the other provisions of these Bylaws (including Section 2.03), the Corporation shall include in its proxy statement (including its form of proxy) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors properly submitted pursuant to this Section 2.13 (each, a “Stockholder Nominee”), provided (1) a timely written notice of such Stockholder Nominee satisfying this Section 2.13 (the “Notice”) is received by the Corporation by or on behalf of a stockholder (a “Proposing Stockholder”) that, at the time the Notice is delivered, satisfies the ownership and other requirements of this Section 2.13, (2) the Proposing Stockholder expressly elects in writing at the time of providing the Notice to have its nominee included in the Corporation’s proxy statement pursuant to this Section 2.13 and (3) the Proposing Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 2.13.
(b)	In addition to including the name of the Stockholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also shall include (A) the information concerning the Stockholder Nominee and the Proposing Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (B) if the Proposing Stockholder so elects, a Statement (defined below). Nothing in this Section 2.13 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Stockholder Nominee.
Section 2.13-b.  Maximum Number of Nominees.
(a)	The number of Stockholder Nominees shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which notice of a nomination may be received pursuant to this Section 2.13 (the “Final Proxy Access Nomination Date”) or, if such number is not a whole number, the closest whole number below 20% (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by (i) the number of director candidates who will be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of capital stock of the Corporation, by such stockholder or group of stockholders, from the Corporation), (ii) the number of directors in office as of the nomination deadline who were included in the Corporation’s proxy statement as a Stockholder Nominee for any of the two (2) preceding annual meetings and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors, (iii) the number of Stockholder Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting (each, a “Board Nominee”), (iv) the number of Stockholder Nominees who cease to satisfy the eligibility requirements of this Section 2.13, and (v) the number of Stockholder Nominees whose nomination is withdrawn by a Proposing Stockholder or who become unwilling to serve on the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting and the Board of Director resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.

Bylaws - Axon Enterprise, Inc.

(b)	If any Proposing Stockholder intends to nominate more than one Stockholder Nominee pursuant to this Section 2.13, such Proposing Stockholder shall rank such Stockholder Nominees based on the order in which such Proposing Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by the Proposing Stockholders pursuant to this Section 2.13 exceeds the Permitted Number. If the number of Stockholder Nominees pursuant to this Section 2.13 for any annual meeting of stockholders exceeds the Permitted Number, then the highest ranking Stockholder Nominee for each Proposing Stockholder that satisfies the requirements of this Section 2.13 will be selected for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each such Proposing Stockholder’s Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.13 from each Proposing Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.13 from each Proposing Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
Section 2.13-c.  Eligibility of Proposing Stockholder.
(a)	A Proposing Stockholder must have owned (as defined below) continuously for at least three (3) years a number of shares that represents three percent (3%) or more of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors (the “Required Shares”) as of (i) the date the Notice is received by the Corporation in accordance with this Section 2.13, (ii) the record date for determining stockholders entitled to vote at the annual meeting and (iii) the date of the annual meeting (each such three (3)-year period, a “Holding Period”). For purposes of satisfying the ownership requirement under this Section 2.13, the shares of capital stock of the Corporation owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that (A) the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), (B) each stockholder or other person whose shares are aggregated shall have held such shares continuously for the Holding Periods and (C) a group of two (2) or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose; provided, further, that if a Proposing Stockholder consists of or is proposed to consist of a permitted group of stockholders, then (i) only the least number of shares owned by a given stockholder at any time during the Holding Periods may be counted toward the Required Shares, and (ii) the condition in this Section 2.13-c(a) regarding continued ownership shall be considered satisfied only if each stockholder that is a member of such group of stockholders continues to own through the date of the annual meeting no less than the least number of shares owned by such stockholder at any time during the Holding Periods. Whenever a Proposing Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for a Proposing Stockholder set forth in this Section 2.13 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 2.13. With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting a Proposing Stockholder under this Section 2.13, and if any Proposing Stockholder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Notice. Should any stockholder cease to satisfy the eligibility requirements in this Section 2.13, as determined by the Board of Directors in good faith, or withdraw from a group of Proposing Stockholders at any time prior to the annual meeting of stockholders, the group of Proposing Stockholders shall only be deemed to own the shares held by the remaining members of the group.
(b)	For purposes of these Bylaws, a stockholder shall be deemed to “own” only those outstanding shares of capital stock of the Corporation as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) purchased or sold by such stockholder or any of its affiliates in any

Bylaws - Axon Enterprise, Inc.

transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, (C) sold short by such stockholder or any of its affiliates or (D) subject to any Derivative Instrument entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice and provides a representation that it will promptly recall, and promptly recalls, such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy statement, or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. Whether outstanding shares of capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors in good faith, which determination shall be conclusive and binding on the Corporation and the stockholders.
Section 2.13-d.  Notice Requirements.
(a)	To be timely, a Proposing Stockholder’s Notice must be delivered to the Secretary at the Corporation’s principal executive office not earlier than the one-hundred-and-fiftieth (150th) day and not later than the one-hundred-and-twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days earlier or delayed (other than as a result of adjournment or recess) by more than sixty (60) days later than such anniversary date, the Notice must be so received not earlier than the one-hundred-and-fiftieth (150th) day prior to the date of such annual meeting and not later than the later of (A) the one-hundred-and-twentieth (120th) day prior to the date of such annual meeting and (B) the tenth (10th) day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation.
(b)	To be in proper written form, a Proposing Stockholder’s Notice shall set forth in writing:
(1)	one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite Holding Period) verifying that, as of a date within three (3) business days of the date the Notice is received by the Corporation, the Proposing Stockholder owns, and has owned continuously for the three (3)-year period prior to the date of such Notice, the Required Shares, and the Proposing Stockholder’s agreement to provide (i) within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Proposing Stockholder’s continuous ownership of the Required Shares during the Holding Periods and (ii) immediate notice if the Proposing Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting;
(2)	documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one stockholder or person for purposes of this Section 2.13, if applicable;
(3)	a representation and/or undertaking, as applicable, that the Proposing Stockholder (including each member of any group of stockholders and/or persons that together is a Proposing Stockholder hereunder):

Bylaws - Axon Enterprise, Inc.

(i)shall continue to satisfy the eligibility requirements described in this Section 2.13 through the date of the annual meeting and own the Required Shares for at least one year following the annual meeting; provided, however, that any Proposing Stockholder that is a registered open-end mutual fund under the Investment Company Act of 1940, and that seeks to replicate an index, will not violate this requirement as a result of changes to its common stock holdings in response to changes in the index or weightings of the securities in the index;
(ii)acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;
(iii)has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.13;
(iv)has not and will not engage in a “solicitation” and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) with respect to the annual meeting, other than with respect to a Stockholder Nominee or any Board Nominee;
(v)has not and will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation;
(vi)has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, as applicable and do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and
(vii)has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting;
(4)	a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act and the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N if it existed on the date of submission of the Schedule 14N;
(5)	in the case of a nomination by a group of stockholders that together is a Proposing Stockholder, the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the Proposing Stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination;
(6)	the information, questionnaire, representations and agreements required to be included in a stockholder’s notice pursuant to Section 2.03-a of these Bylaw;
(7)	a representation and warranty that each Stockholder Nominee:
(i)does not have any direct or indirect relationship with the Corporation that would cause such person to be considered not independent pursuant to the Corporation’s corporate governance guidelines as most recently published on its website and otherwise qualifies as independent under the other Independence Standards;
(ii)is a “non-employee director” for the purposes of Rule 16b-3;
(iii)is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code;

Bylaws - Axon Enterprise, Inc.

(iv)is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D under the Securities Act of 1933 (together with the rules and regulations promulgated thereunder, in each case, as may be amended from time to time, the “Securities Act”) or Item 401(f) of Regulation S-K, without reference to whether the event is material to an evaluation of the ability or integrity of such person;
(8)	an undertaking that the Proposing Stockholder agrees to:
(i)assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Proposing Stockholder or any of her, his or its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Notice given pursuant to this Section 2.13;
(ii)indemnify and hold harmless (jointly with all other group members, in the case of a group of stockholders that together purports to be a Proposing Stockholder) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or in connection with (1) the Proposing Stockholder’s nomination and/or efforts to elect its Stockholder Nominee(s) pursuant to this Section 2.13 or (2) a failure or alleged failure of the Proposing Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 2.13; and
(iii)file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act.
(c)	For the avoidance of doubt, the information and documents required by this Section 2.13 to be provided by the Proposing Stockholder shall be: (i) provided with respect to and executed by each group member, in the case of a group of stockholders that together purports to be a Proposing Stockholder; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Proposing Stockholder or group member that is an entity. The Notice shall be deemed submitted on the date on which all the information and documents (with respect to each group member, in the case of a group of stockholders that together purports to be a Proposing Stockholder) referred to in this Section 2.13 (other than such information and documents contemplated to be provided after the date the Notice is provided) have been received by the Secretary.
(d)	Each applicable person (including the Proposing Stockholder and Stockholder Nominee) shall update the Notice delivered and information previously provided to the Corporation pursuant to this Section 2.13 and under any questionnaire, representation or agreement in accordance with Section 2.03-a(b)(1).
(e)	The obligation of a Proposing Stockholder, Stockholder Nominee and any other applicable person to provide information or an update pursuant to this Section 2.13 and under any questionnaire, representation or agreement, as applicable, shall not limit the Corporation’s rights with respect to any deficiencies in the Notice or information provided by such person, extend any applicable deadlines under this Section 2.13 or enable or be deemed to permit such person to amend or update any nomination or to submit any new nomination, including by substituting or adding Stockholder Nominees. The Proposing Stockholder may not, after the last day on which a Notice would be timely pursuant to this Section 2.13, cure in any way any defect preventing the nomination of such Stockholder Nominee.

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(f)	The Proposing Stockholder may include as part of its Notice a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words per Stockholder Nominee, in support of each Stockholder Nominee’s candidacy (the “Statement”).
(g)	At the request of the Corporation, each Stockholder Nominee must provide within five (5) business days of the Corporation’s request, such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine (A) if such Stockholder Nominee is independent under the Independence Standards, (B) if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s corporate governance guidelines as most recently published on its website, and (C) if such Stockholder Nominee is not and has not been subject to any event specified in Item 401(f) of Regulation S-K.
Section 2.13-e.  Exceptions.
(a)	Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy materials any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Proposing Stockholder’s Statement), or, if the proxy materials have already been published, the Corporation shall not be required to allow a vote on such Stockholder Nominee to occur (even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded)), if:
(1)	the Proposing Stockholder has nominated, or the Corporation receives notice that the Proposing Stockholder intends to nominate, any candidate for election to the Board of Directors at the annual meeting other than the Stockholder Nominee(s) and pursuant to this Section 2.13, whether or not such nomination or notice is subsequently withdrawn or made the subject of a settlement with the Corporation;
(2)	the Proposing Stockholder (or any group member thereof) has engaged in a “solicitation” or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) with respect to the annual meeting, other than with respect to its Stockholder Nominee or any Board Nominee;
(3)	another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) in support of the election of any individual as a director at the annual meeting of stockholders other than a Board Nominee;
(4)	the Proposing Stockholder or such Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 2.13, the Proposing Stockholder withdraws its nomination, such Stockholder Nominee becomes unwilling or unavailable to serve on the Board of Directors;
(5)	the Board of Directors determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation or applicable state or federal law, the rules of any stock exchange on which any securities of the Corporation are traded or any other applicable legal requirements;
(6)	such Stockholder Nominee would not be independent under the Independence Standards, is not a “non-employee director” for the purposes of Rule 16b-3 or is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code;
(7)	such Stockholder Nominee was nominated for election to the Board of Directors pursuant to Section 2.03 or this Section 2.13 at one of the Corporation’s two (2) preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than twenty five percent (25%) of the shares of capital stock of the Corporation entitled to vote for such Stockholder Nominee;

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(8)	such Stockholder Nominee, within the past three (3) years, has been an officer or director of a competitor of the Corporation;
(9)	such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act or Item 401(f) of Regulation S-K;
(10)	such Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; or
(11)	the Board of Directors or any committee thereof determines that (x) any of the information provided by the Proposing Stockholder or Stockholder Nominee in the Notice or otherwise ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made therein not misleading) or (y) any violation or breach occurs of the obligations, agreements, representations or warranties of the Proposing Stockholder or such Stockholder Nominee (including under any representation or agreement) contemplated by this Section 2.13.
(b)	If any nomination is disregarded pursuant to this Section 2.13, the Corporation may communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Stockholder Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the meeting.
(c)	Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of the Statement or any other statement in support of a Stockholder Nominee included in the Notice, if the Board of Directors determines that:
(1)	such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or
(2)	the inclusion of such information in any proxy material would otherwise violate the proxy rules of the SEC or any other applicable law, rule or regulation.
Section 2.14.Closing of Books; Record Date.

The Board of Directors may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than sixty (60) nor less than ten (10) days preceding the date of the applicable meeting of the stockholders of the Corporation, as a record date for the determination of the stockholders of record entitled to notice of such meeting, notwithstanding any transfer of shares on the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Section 2.15.Conduct of the Meetings; Organization.
(a)	The Board of Directors may adopt by resolution such rules and regulations for the conduct of each meeting of stockholders as it shall deem appropriate. If the Board of Directors determines that any requirement in these Bylaws or the Certificate of Incorporation or any other applicable legal requirement has not been satisfied (including compliance with any questionnaire, representation or agreement required under these Bylaws) as to any nomination or other business proposed to be brought before a meeting of stockholders

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(including any nomination or other business proposed by a Requesting Stockholder at a special meeting pursuant to Section 2.04), then the Board of Directors may elect to (i) waive such deficiency with respect to such proposed nomination or other business, (ii) notify the stockholder of, and provide the stockholder with an opportunity to cure, such deficiency, or (iii) decline to allow the proposed nomination or other business to be transacted at the meeting, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded).
(b)	The order of business at each such meeting shall be as determined by the person presiding at the applicable meeting. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors with respect to the applicable meeting, the person presiding at the applicable meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as, in the judgement of such person, are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) establishing procedures for the maintenance of order and safety, (ii) establishing limitations on the time allotted for questions or comments, (iii) establishing restrictions on entry to such meeting after the time prescribed for the commencement thereof, (iv) establishing limitations on attendance and participation at the meeting to stockholders of record, their duly authorized proxies and such other individuals as such person may determine, (v) establishing the opening and closing of the voting polls for each item on which a vote is to be taken, (vi) determining and declaring that a matter, nomination or other proposal of business was not properly brought before the meeting, (vii) removing any stockholder or any other individual who refuses to comply with meeting rules, regulations and procedures as set forth by the Board of Directors or such person, (viii) concluding the meeting or adjourning the meeting, whether or not a quorum is present, to a later date or time and to the same or some other place or means of remote communication and (ix) restricting the use of audio and video recording devices and cell phones at the meeting.
(c)	Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, the Board of Directors, the Chair of the Board or the person presiding at the applicable meeting of stockholders (regardless of whether the Board of Directors has previously made a determination with respect to a particular proposed nomination or other business pursuant to clause (a) of this Section 2.11) shall have the power to (i) determine whether any proposed nomination or other business to be brought before the meeting (including any nomination or other business proposed by a Requesting Stockholder at a special meeting pursuant to Section 2.04) was properly brought in accordance with the requirements set forth in these Bylaws (including in compliance with any questionnaire, representation or agreement required under these Bylaws), the Certificate of Incorporation, or in compliance with any other applicable legal requirement, including Rule 14a-19 under the Exchange Act, and (ii) if any proposed nomination or other business was not properly brought, to declare that such proposed nomination or other business is defective. If the Board of Directors, the Chair of the Board or the person presiding at the applicable meeting of stockholders should so determine and declare, the defective nomination or other business shall be disregarded, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded).
(d)	Notwithstanding anything herein to the contrary, unless otherwise required by applicable law, if (i) a stockholder who has given notice of a nomination or other business for consideration at an annual meeting pursuant to Section 2.03-a or (ii) all Requesting Stockholder(s), in the case of a special meeting requested by such Requesting Stockholder(s) pursuant to Section 2.04, fails to appear or send a Qualified Representative to present the matters set forth in such notice or Special Meeting Request, as applicable, the Corporation need not present such matters for a vote at such meeting, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded). A “Qualified Representative” of the stockholder means a person who is duly authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to the Secretary to act for such stockholder as proxy at a specified meeting of stockholders and who has produced such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Bylaws - Axon Enterprise, Inc.

Article III: DIRECTORS
Section 3.01.General Powers.

The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are by law or by the Certificate of Incorporation or by these Bylaws permitted, directed or required to be exercised or done by the Board of Directors.

Section 3.02.Number and Qualification.

The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. In no event shall the number of directors that constitute the whole Board of Directors be fewer than three (3), nor greater than eleven (11). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot. Directors need not be stockholders.

Section 3.03.Election and Term of Office.

Each director elected at an annual meeting of stockholders to succeed those directors whose term expires at such meeting shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, retirement or removal.

Section 3.04.Vacancies.

Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly-created directorships resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by law); provided, however, that, with respect to any directorship to be filled by the Board of Directors by reason of an increase in the number of directors: (a) such directorship shall be for a term of office continuing only until the next election of one or more directors by the stockholders; and (b) the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of stockholders. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of a majority of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.04.

Section 3.05.Meetings.
Section 3.05-a.  Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware, or by means of remote communication.
Section 3.05-b.  Regular Meetings. As soon as practicable after each regular election of directors, the Board of Directors shall meet at such place, if any, within or without the State of Delaware, or by such means of remote communications, in each case, as may be designated by the Board of Directors, for the transaction of such other business as shall come before the meeting. Other regular meetings of the Board of Directors may be held without notice at such date, time and place, if any, within and without the State of Delaware, or by such means of remote communication.
Section 3.05-c.  Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board, the Chief Executive Officer, or a majority of the directors then in office, and shall be held at such date, time and place, if any, or by such means of remote communication, in each case, as shall be designated in the notice thereof.

Bylaws - Axon Enterprise, Inc.

Section 3.05-d.  Notice. Notice of a special meeting shall be given to each director at least twenty-four (24) hours before the time of the meeting. Said notice shall be in writing and shall state the place, if any, date and time of the meeting, the means of remote communications, if any, and the purpose or purposes for which the meeting is called. Whenever any provision of law, the Certificate of Incorporation, or the Bylaws require notice to be given, any director may, in writing or by electronic transmission, given either before, at or after the meeting, waive notice thereof. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when such director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 3.05-e.  Quorum: Voting Requirements: Adjournment. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or these Bylaws.

If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting to another time or place, if any, and no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

Section 3.05-f.  Organization of Meetings. At all meetings of the Board of Directors, the Chair of the Board, or in his or her absence, the Chief Executive Officer, or in his or her absence, any director appointed by the Chief Executive Officer, shall preside, and the Secretary, or in his or her absence, any person appointed by the Chair of the Board, shall act as Secretary.
Section 3.05-g.  Action in Writing. Except as may be otherwise required by law or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken by written consent in lieu of a meeting, if all members of the Board of Directors or committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Section 3.06.Committees.
Section 3.06-a.  Designation. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
Section 3.06-b.  Limitations on Authority. No committees of the Corporation shall have authority as to any of the following matters:
(a)	Approving or adopting, or recommending to the stockholders any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval; or
(b)	Adopting, amending or repealing any bylaw of the Corporation.
Section 3.06-c.  Minutes of Committee Meetings. Committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

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Section 3.07.Telephone Conference Meetings.

Any director or any member of a duly constituted committee of the Board of Directors may participate in any meeting of the Board of Directors or of any duly constituted committee thereof by means of a conference telephone or electronic or other comparable communication technique whereby all persons participating in such a meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at such a meeting, the members participating in such a meeting pursuant to this Section 3.07 shall be deemed present in person at such meeting.

Section 3.08.Compensation.

Unless otherwise provided by the Board of Directors, directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof. Directors who are not employees of the Corporation shall be paid at least $500 for attendance at each meeting of the Board of Directors, or any committee thereof, unless a different sum is fixed by resolution of the Board of Directors. Directors who are not employees of the Corporation may also receive other compensation, such as stock options or grants, for their service as directors or committee members as determined by the Board of Directors. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.09.Limitation of Director Liability.

A director shall not be liable to the Corporation or its stockholders for dividends illegally declared, distributions illegally made to stockholders, or any other actions taken in good faith reliance upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation; nor shall a director be liable if in good faith in determining the amount available for dividends or distributions the Board values the assets in a manner allowable under applicable law.

Section 3.10.Resignation and Removal.

A director may resign at any time by giving written notice to the Secretary or Assistant Secretary. Such resignation shall take effect on the date of the receipt of such notice or at such later date or upon the happening of such event or events as specified therein. A director may be removed before the expiration date of that director’s term of office only by an affirmative vote of the holders of a majority of the Voting Stock, voting together as a single class. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of a majority of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.10.

Article IV: OFFICERS
Section 4.01.Selection: Qualifications.
(a)	The Board of Directors shall choose a Chair of the Board from among its members and a Chief Executive Officer, a Secretary, a Chief Financial Officer, and such other officers or agents as it deems necessary, none of whom need be members of the Board of Directors.
(b)	The Board of Directors may choose a President, additional Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors and, to the extent not so determined, as generally pertain to their respective officers, subject to the control of the Board of Directors.

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(c)	Any number of offices of the Corporation may be held by the same person unless the Certificate of Incorporation or these Bylaws provide otherwise.
Section 4.02.Salaries.

The salaries of all officers, and of the Chair of the Corporation, shall be fixed by the Board of Directors or a committee thereof.

Section 4.03.Term of Office.

The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier death, resignation, disqualification, retirement or removal. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary, with such resignation taking effect on the date of the receipt of such notice or at such later date or upon the happening of such event or events as specified therein. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

Section 4.04.Chair of the Board.

The Chair of the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders and shall perform such other duties as he or she may be directed to perform by the Board of Directors.

Section 4.05.Chief Executive Officer.

The Chief Executive Officer of the Corporation shall have general active management of the business of the Corporation. Unless the Board of Directors has elected a Chair of the Board of Directors, the Chief Executive Officer shall preside at meetings of the stockholders of the Corporation and at meetings of the Board of Directors. The Chief Executive Officer may execute and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Board of Directors to some other officer or agent of the Corporation; may delegate the authority to execute and deliver documents to other officers of the Corporation; shall perform such other duties as may from time to time be prescribed by the Board of Directors; and, in general, shall perform all duties usually incident to the office of the Chief Executive Officer.

Section 4.06.President.

The President of the Corporation shall have general active management of the business of the Corporation in the absence or disability of the Chief Executive Officer. The President shall also generally assist the Chief Executive Officer and exercise such other powers and perform such other duties usually incident to the office of the President or as may be delegated by the Chief Executive Officer or Chair of the Board or prescribed by the Board of Directors.

Section 4.07.Vice-Presidents.

Unless otherwise determined by the Board of Directors, the Vice Presidents, if any, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The Vice-Presidents shall also generally assist the Chief Executive Officer and the President and exercise such other powers and perform such other duties usually incident to the office of the Vice-President or as may be delegated by the Chief Executive Officer or the President or prescribed by the Board of Directors.

Section 4.08.Secretary and Assistant Secretary.

The Secretary or Assistant Secretary shall attend all meetings of the stockholders and of the Board of Directors, shall maintain records of and, whenever necessary, certify any proceedings of the stockholders and the Board of Directors, shall perform like duties for the standing committees when required, and shall give, or cause to be given, notice of all

Bylaws - Axon Enterprise, Inc.

meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties usually incident to the office of the Secretary or Assistant Secretary, as applicable, or as may be prescribed by the Chair of the Board or the Board of Directors, under whose supervision he or she shall be.

The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of inability or refusal to act by the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chair of the Board, or Board of Directors, may, from time to time, prescribe.

Section 4.09.Chief Financial Officer.
Section 4.09-a.  Custody of Funds and Accounting. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
Section 4.09-b.  Disbursements and Reports. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at the regular meetings of the Board of Directors or a committee thereof, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.
Section 4.09-c.  Bond. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration, upon the expiration of his term of office or his resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
Section 4.09-c.  Other Duties. The Chief Financial Officer shall also perform such other duties usually incident to the office of the Chief Financial Officer or as may be delegated by the Chief Executive Officer or the President or prescribed by the Chair of the Board or the Board of Directors.
Article V: CERTIFICATES FOR SHARES
Section 5.01.Issuance of Shares and Fractional Shares.

The Board of Directors is authorized to issue shares and fractional shares of stock of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts as may be determined by the Board of Directors and as permitted by law.

Section 5.02.Form of Certificate.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may resolve that some or all of any or all classes or series of its stock will be uncertificated shares as provided in Section 5.06. Certificates shall be signed by either (i) one of the Chair of the Board or the President and one of the Secretary or Assistant Secretary of the Corporation, or (ii) any two (2) authorized officers of the Corporation, certifying the number of shares of capital stock owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof and the qualifications, limitations, or restrictions of such rights, together with a statement of the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series, shall be set forth in full on the face or back of the certificate which the Corporation shall issue to represent such stock, or, in lieu thereof, such certificate shall contain a statement that the stock is, or may be, subject to certain rights, preferences, or restrictions and that a statement of the same will be furnished without charge by the Corporation upon request by any stockholder.

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Certificates representing the shares of the capital stock of the Corporation shall be in such form not inconsistent with law or the Certificate of Incorporation or these Bylaws as shall be determined by the Board of Directors.

Section 5.03.Facsimile Signatures.

Whenever any certificate is countersigned or otherwise authenticated by a transfer agent, transfer clerk, or registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be signed and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Corporation.

Section 5.04.Lost, Stolen, or Destroyed Certificates.

The Board of Directors may direct a certificate or certificates to be issued in place of a certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.05.Transfers of Stock.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; except that the Board of Directors may, by resolution duly adopted, establish conditions upon the transfer of shares of stock to be issued by the Corporation, and the purchasers of such shares shall be deemed to have accepted such conditions on transfer upon the receipt of the certificate representing such shares, provided that the restrictions shall be referred to on the certificates or the purchaser shall have otherwise been notified thereof.

Section 5.06.Uncertificated Shares.

Unless prohibited by the Certificate of Incorporation or these Bylaws, some or all of any or all classes and series of the Corporation’s shares may be uncertificated shares. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the new stockholder the information required by Section 5.02 to be stated on certificates.

Section 5.07.Closing of Transfer Books: Record Date.

The Board of Directors or an officer of the Corporation authorized by the Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders as provided in Section 2.14 or the date for payment of any dividend as provided in Section 6.02 or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix, in advance, a date, not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive payment. If no such record date is fixed, the record date for

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determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.08.Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of the persons registered on its books as the owners of shares to receive dividends and to vote as such owners and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided in the laws of Delaware.

Section 5.09.Stock Options and Agreements.

In addition to any stock options, plans, or agreements into which the Corporation may enter, any stockholder of the Corporation may enter into an agreement giving any other stockholder or stockholders or any third party an option to purchase any of his stock in the Corporation, and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement shall be filed with the Corporation and reference thereto placed upon the certificates representing said shares of stock.

Article VI: DIVIDENDS
Section 6.01.Method of Payment.

Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 6.02.Closing of Books: Record Date.

The Board of Directors may fix a record date, which date shall not precede the date upon which the resolution fixing such date is adopted by the Board of Directors and which date shall not be more than sixty (60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the stockholders entitled to receive payment of the dividend and, in such case, only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date. The Board of Directors or an officer of the Corporation authorized by the Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.03.Reserves.

Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Article VII: CHECKS

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Article VIII: CORPORATE SEAL

The Corporation shall have no corporate seal.

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Article IX: FISCAL YEAR

The fiscal year of the Corporation shall end on December 31 unless otherwise fixed by resolution of the Board of Directors.

Article X: AMENDMENTS

These Bylaws shall not be adopted, altered, amended or repealed except in accordance with the provisions of the Certificate of Incorporation and these Bylaws. Unless a different requirement is mandated by the Certificate of Incorporation or these Bylaws, adoption, alteration, amendment or repeal of these Bylaws requires the affirmative action of a majority of the directors then in office or the vote of the holders of not less than a majority of the Voting Stock, voting together as a single class, at an annual meeting of the stockholders or any special meeting of the stockholders.

Article XI: BOOKS AND RECORDS
Section 11.01.Books and Records.

The Board of Directors of the Corporation shall cause to be kept:

(a)	A share register not more than one year old, giving the names and addresses of the stockholders, the number and classes held by each, and the dates on which the certificated or uncertificated shares were issued;
(b)	Records of all proceedings of stockholders and directors; and
(c)	Such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.
Section 11.02.Computerized Records.

The records maintained by the Corporation, including its share register, financial records, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, technique or one or more electronic networks or databases, including, for example, computer memory or micro images, even though that makes them illegible visually, if the records can be converted, within a reasonable time, into a clearly legible paper form.

Section 11.03.Examination by Stockholders.

The Corporation’s stock ledger, a list of its stockholders and its other books and records shall be available for inspection by stockholders to the extent and in the manner provided by applicable law.

Article XII: LOANS AND ADVANCES
Section 12.01.Loans, Guarantees, and Suretyship.

The Corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person, if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present at a lawfully convened meeting and such action: (a) is in the usual and regular course of business of the Corporation; (b) is with, or for the benefit of, a related corporation, an organization with which the Corporation has the power to make donations; (c) is with, or for the benefit of, an officer or other employee of the Corporation or a subsidiary, including an officer or employee who is a director of the Corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the Corporation; or (d) has been approved by the affirmative vote of the holders of not less than a majority of the Voting Stock, voting together as a single class. The loan, guarantee, or other assistance may be with or without interest and may be unsecured or may be secured in any manner that a majority of the Board of Directors approves, including, without limitation, a pledge of or other security interest in shares of the Corporation.

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Section 12.02.Advances to Officers, Directors, and Employees.

The Corporation may, without a vote of the directors, advance money to its directors, officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

Article XIII: INDEMNIFICATION
Section 13.01.Directors and Officers.
Section 13.01-a.  Indemnity in Third-Party Proceedings. The Corporation shall indemnify its directors and officers in accordance with the provisions of this Section 13.01-a if the director or officer was or is a party to, or is threatened to be made a party to, any proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor), against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the director or officer, in addition, had no reasonable cause to believe that the director’s or officer’s conduct was unlawful; provided, however, that the director or officer shall not be entitled to indemnification under this Section 13.01-a: (1) in connection with any proceeding charging improper personal benefit to the director or officer in which the director or officer is adjudged liable on the basis that personal benefit was improperly received by the director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, or (2) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless: (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, or (C) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law.
Section 13.01-b.  Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify its directors and officers in accordance with the provisions of this Section 13.01-b if the director or officer was or is a party to, or is threatened to be made a party to, any proceeding by or in the right of the Corporation to procure a judgment in its favor, against all expenses actually and reasonably incurred by the director or officer in connection with the defense or settlement of such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the corporation; provided, however, that the director or officer shall not be entitled to indemnification under this Section 13.01-b: (1) in connection with any proceeding in which the director or officer has been adjudged liable to the Corporation unless and only to the extent that the court conducting such proceeding, or the Delaware Court of Chancery, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper, or (2) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, or (C) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law.
Section 13.02.Employees and Other Agents.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article XIII to directors and officers of the Corporation.

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Section 13.03.Good Faith.
Section 13.03-a.  For purposes of any determination under this Article XIII, a director or officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by one or more officers or employees of the Corporation or a committee of the Board of Directors, or any other person as to matters whom the director or officer reasonably believes are  within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 13.03-b.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.
Section 13.03-c.  The provisions of this Section 13.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.
Section 13.04.Advances of Expenses.

The Corporation shall pay the expenses incurred by its directors or officers in any proceeding (other than a proceeding brought for an accounting of profits made from the purchase and sale by the director or officer of securities of the corporation within the meaning of Section 16(b) of the Exchange Act, or similar provision of any state statutory law or common law) in advance of the final disposition of the proceeding at the written request of the director or officer, if the director or officer: (a) furnishes the Corporation a written affirmation of the director’s or officer’s good faith belief that the director or officer is entitled to be indemnified under this Article XIII, and (b) furnishes the Corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the director or officer is not entitled to be indemnified by the Corporation. Such undertaking shall be an unlimited general obligation of the director or officer but need not be secured. Advances pursuant to this Section 13.04 shall be made no later than ten (10) days after receipt by the Corporation of the affirmation and undertaking described in clauses (a) and (b) above, and shall be made without regard to the director’s or officer’s ability to repay the amount advanced and without regard to the director’s or officer’s ultimate entitlement to indemnification under this Article XIII. The Corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 13.04 or of other liability incurred by the director or officer in connection with any proceeding.

Section 13.05.Enforcement.

Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article XIII shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any director or officer may enforce any right to indemnification or advances under this Article XIII in any court of competent jurisdiction if: (a) the Corporation denies the claim for indemnification or advances, in whole or in part, or (b) the Corporation does not dispose of such claim within forty-five (45) days of request therefor. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of expenses pursuant to, and in compliance with, Section 13.01 of this Article XIII) that the director or officer is not entitled to indemnification under this Article XIII. However, except as provided in Section 13.12 of this Article XIII, the Corporation shall not assert any defense to an action brought to enforce a claim for advancement of expenses pursuant to Section 13.04 of this Article XIII if the director or officer has tendered to the Corporation the affirmation and undertaking required thereunder. The burden of proving by clear and convincing evidence that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the director or officer has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that indemnification is improper because the director or officer has not met such applicable standard of conduct, shall be asserted as a defense to the

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action or create a presumption that the director or officer is not entitled to indemnification under this Article XIII or otherwise. The director’s or officer’s expenses incurred in connection with successfully establishing such person’s right to indemnification or advances, in whole or in part, in any proceeding shall also be paid or reimbursed by the Corporation.

Section 13.06.Non-Exclusivity of Rights.

The rights conferred on any person by this Article XIII shall not be exclusive of any other right which such person may have or hereafter acquire under any law, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

Section 13.07.Survival of Rights.

The rights conferred on any person by this Article XIII shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 13.08.Insurance.

To the fullest extent permitted by the Delaware General Corporation Law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article XIII.

Section 13.09.Amendments.

Any repeal or modification of this Article XIII shall only be prospective and shall not affect the rights under this Article XIII in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of the Corporation.

Section 13.10.Savings Clause.

If this Article XIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article XIII that shall not have been invalidated, or by any other applicable law.

Section 13.11.Certain Definitions.

For the purposes of this Article XIII, the following definitions shall apply:

Section 13.11-a.  The term “proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which the director or officer may be or may have been involved as a party, witness or otherwise, by reason of the fact that the director or officer is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Article XIII.
Section 13.11-b.The term “expenses” includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under this Article XIII, but shall not include amounts paid in settlement by the director or officer or the amount of judgments or fines against the director or officer.

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Section 13.11-c.  References to “other enterprise” include, without limitation, employee benefit plans; references to “fines” include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” include, without limitation, any service as a director, officer, employee or agent which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XIII.
Section 13.11-d.  References to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
Section 13.11-e.  The meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to: (i) to the fullest extent authorized or permitted by any amendments to or replacements of the Delaware General Corporation Law adopted after the date of this Article XIII that increase the extent to which a corporation may indemnify its directors and officers, and (ii) to the fullest extent permitted by the provision of the Delaware General Corporation Law that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Delaware General Corporation Law.
Section 13.12.Notification and Defense of Claim.

As a condition precedent to indemnification under this Article XIII, not later than thirty (30) days after receipt by the director or officer of notice of the commencement of any proceeding the director or officer shall, if a claim in respect of the proceeding is to be made against the Corporation under this Article XIII, notify the Corporation in writing of the commencement of the proceeding. The failure to properly notify the Corporation shall not relieve the Corporation from any liability which it may have to the director or officer otherwise than under this Article XIII. With respect to any proceeding as to which the director or officer so notifies the Corporation of the commencement:

Section 13.12-a.  The Corporation shall be entitled to participate in the proceeding at its own expense.
Section 13.12-b.  Except as otherwise provided in this Section 13.12, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the proceeding, with legal counsel reasonably satisfactory to the director or officer. The director or officer shall have the right to use separate legal counsel in the proceeding, but the Corporation shall not be liable to the director or officer under this Article XIII for the fees and expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (1) the director or officer reasonably concludes that there may be a conflict of interest between the Corporation and the director or officer in the conduct of the defense of the proceeding, or (2) the Corporation does not use legal counsel to assume the defense of such proceeding. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which the director or officer has made the conclusion provided for in (1) above.
Section 13.12-c.  If two (2) or more persons who may be entitled to indemnification from the Corporation, including the director or officer seeking indemnification, are parties to any proceeding, the Corporation may require the director or officer to use the same legal counsel as the other parties. The director or officer shall have the right to use separate legal counsel in the proceeding, but the Corporation shall not be liable to the director or officer under this Article XIII for the fees and expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the director or officer reasonably concludes that there may be a conflict of interest between the director or officer and any of the other parties required by the Corporation to be represented by the same legal counsel.

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Section 13.12-d.  The Corporation shall not be liable to indemnify the director or officer under this Article XIII for any amounts paid in settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld. The director or officer shall permit the Corporation to settle any proceeding that the Corporation assumes the defense of, except that the Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the director or officer without such person’s written consent.
Section 13.13.Exclusions.

Notwithstanding any provision in this Article XIII, the Corporation shall not be obligated under this Article XIII to make any indemnification in connection with any claim made against any director or officer: (a) for which payment is required to be made to or on behalf of the director or officer under any insurance policy, except with respect to any excess amount to which the director or officer is entitled under this Article XIII beyond the amount of payment under such insurance policy; (b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy; (c) in connection with any proceeding (or part of any proceeding) initiated by the director or officer, or any proceeding by the director or officer against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless: (1) the Corporation is expressly required by law to make the indemnification; (2) the proceeding was authorized by the Board of Directors of the Corporation; or (3) the director or officer initiated the proceeding pursuant to Section 13.05 of this Article XIII and the director or officer is successful in whole or in part in such proceeding; or (d) for an accounting of profits made from the purchase and sale by the director or officer of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act, or similar provision of any state statutory law or common law.

Section 13.14.Subrogation.

In the event of payment under this Article XIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer. The director or officer shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

Article XIV: EXCLUSIVE FORUM
Section 14.01.Exclusive Forum.
(a)	Unless the Corporation consents in writing to the selection of an alternative forum, the Delaware Court of Chancery (or, if the Delaware Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or, if neither such court has jurisdiction, any other state court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation governed by the internal affairs doctrine (as defined by or used in case law under the laws of the State of Delaware).
(b)	Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the sole and exclusive forum for any claim arising under the Securities Act; provided, however, that, if the foregoing provisions of this Section 14.01(b) are, or the application of such provisions to any person or any circumstance is, illegal, invalid or unenforceable, the Delaware Court of Chancery shall be the sole and exclusive state court forum for any claim arising under the Securities Act.
(c)	Notwithstanding anything to the contrary in these Bylaws, the foregoing provisions of this Section 14.01 shall not apply to any claim seeking to enforce any liability, obligation or duty created by the Exchange Act to the extent such application would be contrary to law.

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(d)	To the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 14.01.
Article XV: DEFINITIONS AND USAGE

Whenever the context of these Bylaws requires, the plural shall be read to include the singular, and vice versa; and word; of the masculine gender shall refer to the feminine gender, and vice versa; and words of the neuter gender shall refer to any gender.

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